Exhibit 99.01

Glu Adds Tesla’s Chief People Officer Gabrielle Toledano to Board of Directors

San Francisco, Calif. – December 4, 2017 – Glu Mobile Inc. (NASDAQ: GLUU), a leading global developer and publisher of free-to-play mobile games, today announced the appointment of Gabrielle Toledano to the company’s Board of Directors. In addition to her current role at Tesla, Toledano has an extensive background in gaming and strategic talent development, having spent 10 years at Electronic Arts Inc. most recently as the company’s Chief Talent Officer and Executive Vice President. She is uniquely positioned to offer world-class experience as Glu continues to evolve its talent and growth strategies.

“Gaby has a proven track record attracting exceptional talent to support growth in scaled and pioneering public companies ,” said Niccolo de Masi, Glu Executive Chairman. “Her experience in both gaming and technology will provide tremendous value to Glu and its Board of Directors and I  look forward to her contributions.”

“Having witnessed her tremendous leadership capabilities first-hand during my time at EA, I am thrilled to welcome Gaby to Glu’s Board of Directors,” said Nick Earl, Glu’s President and CEO. “As Glu continues to move towards building a successful future driven by creativity, I look forward to tapping into her experience and commitment to innovation.”

“Gaming is a dynamic industry where I spent a significant portion of my professional career,” said Toledano.  “Glu is home to such a creative workforce that supports an incredibly diverse portfolio. I look forward to being part of the company’s path forward.”

Gabrielle Toledano currently serves as Chief People Officer of Tesla, Inc. where she leads several functions including human resources, facilities, security and environment, health and safety. Prior to her current role, she served as the Chief Talent Officer and Executive Vice President of Electronic Arts Inc. where she was responsible for EA’s organization and leadership capability development, global staffing and resourcing, benefits and compensation, rewards and recognition, facilities, and corporate social responsibility. Prior to EA, Toledano served in various HR leadership roles at Microsoft, Oracle and Siebel Systems. She holds undergraduate and graduate degrees from Stanford University.

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Cautions Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” related to the business of Glu Mobile Inc., including statements that Ms. Toledano is uniquely positioned to offer world-class leadership as Glu continues to evolve its talent and growth strategies; that Glu expects that her experience in both gaming and technology will provide tremendous value to Glu and its Board of Directors; and that Glu looks forward to tapping into Ms. Toledano’s experience and commitment to innovation as Glu continues to move towards building a successful future driven by creativity. Such forward-looking statements involve known and unknown risks and uncertainties, including, but not limited to, the risk that we do not realize the expected benefits from Ms. Toledano’s election to Glu’s Board of Directors; the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; and the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop free-to-play games for smartphones, tablets and next‑generation platforms. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the SEC. Glu is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global developer and publisher of free-to-play mobile games. Glu is focused on creating compelling original IP games such as CONTRACT KILLER, COOKING DASH, COVET FASHION, DEER HUNTER, DESIGN HOME, QUIZUP and RACING RIVALS, and branded IP games including RESTAURANT DASH WITH GORDON RAMSAY, KENDALL & KYLIE, MLB TAP SPORTS BASEBALL 2017 and KIM KARDASHIAN: HOLLYWOOD on the App Store, Google Play and Amazon Appstore. Founded in 2001, Glu is headquartered in San Francisco with U.S. offices in Burlingame and San Mateo, and international locations in Canada, India, Japan, and Russia. Consumers can find high-quality entertainment wherever they see the ‘g’ character logo or at www.glu.com.

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CONTRACT KILLER, COOKING DASH, COVET FASHION, DEER HUNTER, QUIZUP, RACING RIVALS, TAP SPORTS, GLU, GLU MOBILE, and the 'g' character logo are trademarks of Glu Mobile Inc.

Media Contact:

Glu Mobile Inc.

Claudia Oropeza

pr@glu.com

(415) 800-6378